UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 26, 2005

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CELADON GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23192	13-3361050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9503 East 33rd Street Indianapolis, IN	46235
(Address of principal executive offices)	(Zip Code)

(317) 972-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

See the information set forth in Item 2.03 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 26, 2005, Celadon Group, Inc., a Delaware corporation (the "Company"), Celadon Trucking Services, Inc., a New Jersey corporation and wholly-owned subsidiary of the Company, and TruckersB2B, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, entered into an unsecured Credit Agreement with LaSalle Bank National Association, as administrative agent, and LaSalle Bank National Association, Fifth Third Bank (Central Indiana), and JPMorgan Chase Bank, N.A., as lenders, which matures on September 24, 2010 (the “Credit Agreement”). The Credit Agreement will be used to refinance the Company's existing credit facility and provide for ongoing working capital needs and general corporate purposes. Borrowings under the Credit Agreement are based, at the option of the Company, on a base rate equal to the greater of the federal funds rate plus 0.5% and the administrative agent's prime rate or LIBOR plus an applicable margin that is adjusted quarterly between 0.75% and 1.125% based on cash flow coverage. The Credit Agreement is guaranteed by Celadon E-Commerce, Inc., Celadon Canada, Inc., and Servicios de Transportacion Jaguar, S.A. de C.V., each of which is a subsidiary of the Company.

The Credit Agreement has a maximum revolving borrowing limit of $50.0 million, and the Company may increase the revolving borrowing limit by an additional $20.0 million, to a total of $70.0 million. Letters of credit are limited to an aggregate commitment of $15.0 million and a swing line facility has a limit of $5.0 million. A commitment fee that is adjusted quarterly between 0.15% and 0.225% per annum based on cash flow coverage is due on the daily unused portion of the Credit Agreement. The Credit Agreement contains certain restrictions and covenants in certain circumstances relating to, among other things, dividends, tangible net worth, cash flow, mergers, consolidations, acquisitions, and dispositions, and total indebtedness. The Credit Agreement includes usual and customary events of default for a facility of this nature and provides that, upon the occurrence and continuation of an event of default, payment of all amounts payable under the Credit Agreement may be accelerated, and the Lenders’ commitments may be terminated.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

	Exhibit Number	Exhibit Description

10.1
Credit Agreement dated as of September 26, 2005, among Celadon Group, Inc., Celadon Trucking Services, Inc. and TruckersB2B, Inc., as the Borrowers, the various financial institutions party hereto, as Lenders, and LaSalle Bank National Association, as Administrative Agent.

	99.1	Celadon Group, Inc. press release announcing new $50 million five-year unsecured credit facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELADON GROUP, INC.

Date: September 29, 2005	By:	/s/ Paul Will
Paul Will
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
10.1

Credit Agreement dated as of September 26, 2005, among Celadon Group, Inc., Celadon Trucking Services, Inc. and TruckersB2B, Inc., as the Borrowers, the various financial institutions party hereto, as Lenders, and LaSalle Bank National Association, as Administrative Agent.

99.1	Celadon Group, Inc. press release announcing new $50 million five-year unsecured credit facility.